AMENDMENT TO EMPLOYMENT AGREEMENT THIS AMENDMENT dated this 31st day of January, 2025 (the “Amendment”) to the Employment Agreement dated effective October 11, 2023 (the “Agreement”), by and between Hyzon Motors USA Inc. (“Company”) and Stephen Weiland (Executive”). Unless otherwise indicated, capitalized terms in this Amendment shall have their given meanings herein or, if no meaning is given, their meanings in the Agreement. Recitals WHEREAS, Company and Executive entered into the Agreement as of October 11, 2023; WHEREAS, on December 20, 2024, Company, gave notice under the federal WARN Act to all U.S. employees including Executive indicating that Company anticipates liquidating its assets and will permanently cease operations during the 14-day period beginning February 18, 2025, and further will close its facilities in Illinois and Michigan should it not find an acquiror or investor to continue its operations in whole or in part; WHEREAS, Company and Executive have discussed providing Executive with a special incentive to assist Company with the potential sale of its intellectual property and intangible assets, the company’s ongoing operations in whole or in part, or an investor to support ongoing operations in some fashion or as a bridge to a process or subsequent transaction, but for the avoidance of doubt, not including the sale of tangible assets(collectively, the “Transaction”) as further provided in this Amendment; and WHEREAS, the parties hereby agree to amend the Agreement to address the provisions as contained in this Amendment. NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows: Amendment Section 3 – Position and Duties. Section 3 is amended by the addition of the following new Section 3.1 as follows: 3.1 Position and Duties – Post WARN Period. Commencing on February 19, 2024, and continuing until the earlier of (i) April 20, 2025 and (ii) the date Hyzon terminates Executive’s employment (the “Post WARN Period”), in addition to Executive’s duties and obligations as CFO, Executive shall be responsible for participating with and assisting the Company’s management team, advisors, attorneys, and Board to identify potential buyers or investors for the Transaction and, subject to the approval of the Board, negotiate the terms of such Transaction. Section 5 - Compensation and Related Matters Section 5(a) is amended by the addition of subsection (i) as follows: (i) Base Salary during Post WARN Period. Commencing February 19, 2024 and continuing during the Post WARN Period, Executive’s Base Salary shall be reduced to sixty-seven percent (67%) of his current Base Salary, or $301,500 per year. New Section 5(g) – Special Compensation and Bonus shall be added as follows: Docusign Envelope ID: 8B57B41E-11DA-4603-A096-DD47591FB637

Solely during the Post WARN Period, should the Company close on the Transaction as described in Section 3.1, and further subject to the provisions contained below, Executive shall be entitled to receive the following: (i) The sum of his Base Salary reduction, i.e., the 33% reduction or $148,500 (ONE HUNDRED FORTY-EIGHT THOUSAND FIVE HUNDRED DOLLARS) per year pro rata to February 19, 2025, pursuant to Section 5(a)(i) if and only if a closed Transaction results in net proceeds (as determined by the Company or any duly appointed administrator or trustee) of at least $500,000 (the “Special Compensation”), and (ii) A bonus equal to ten percent (10%) of the net proceeds in excess of $750,000 (SEVEN HUNDRED FIFTY THOUSAND DOLLARS) from the sale of the Company’s intellectual property as described in subsection (g)(i), subject further a maximum bonus of $250,000 (TWO HUNDRED FIFTY THOUSAND FOLLARS) (the “Special Bonus”). The Special Compensation and Special Bonus, if any, shall be deemed due at close and immediately payable by the Company. The intent of the parties is that the Special Compensation and Special Bonus as contained in subsections (g)(i) and (ii), respectively, shall be limited to a closed sale of the Company’s intellectual property during the Post WARN Period and do not apply to the transfer or sale of tangible property or “hard” assets. In the case of any qualifying sale agreement for the Company’s intellectual property that includes tangible property, the sale price for purposes of this Section 5(g) shall be reduced for the price or value of tangible property, and in the case of any agreement where the price or value of tangible property is not itemized, the parties agree to make a reasonable allocation of the sale price or value between intellectual property and tangible property. Except as provided in this Amendment, the Agreement remains in full force and effect. IN WITNESS WHEREOF, the parties hereto hereby have executed this Amendment on the date first above written. HYZON MOTORS USA INC. By: _________________________ Parker Meeks Chief Executive Officer EXECUTIVE _________________________ Stephen Weiland Docusign Envelope ID: 8B57B41E-11DA-4603-A096-DD47591FB637